NATIONAL FUEL RESOURCES, INC.
BALANCE SHEET

                                                   AT MARCH 31,
                                         -------------------------------
                                              2001                2000
                                              ----                ----
ASSETS
Current Assets:
  Cash and Temporary
    Cash Investments                     $ 4,789,528         $ 5,188,160
  Accounts Receivable                     48,647,008          22,092,315
  Accounts Receivable-Interco                 86,029             583,217
  Reserve for Bad Debts                   (1,959,572)           (959,525)
  Gas Stored Underground                   8,477,416           2,707,465
  Other Current Assets                       108,828            (152,455)
                                         -----------         -----------
                                          60,149,237          29,459,177
                                         -----------         -----------

Property, Plant, and Equipment
  Furniture and Fixtures                     898,636             777,132
Less - Accumulated DD&A                     (622,030)           (396,904)
                                         -----------         -----------
                                             276,606             380,228
                                         -----------         -----------

Other Assets                                 473,982             508,686
                                         -----------         -----------

                                         $60,899,825         $30,348,091
                                         ===========         ===========

LIABILITIES
Current Liabilities:
  Accounts Payable                       $   617,553         $ 4,053,751
  Accrued Liabilities                      7,850,362           1,533,965
  Accounts Payable-Intercompany              313,641             285,635
  Dividends Payable - Intercompany           100,000             100,000
  Notes Payable - Intercompany            43,800,000           8,700,000
  Taxes                                      877,996                   0
                                         -----------         -----------
                                          53,559,552          14,673,351
                                         -----------         -----------

Long Term Liabilities:
Deferred Income Taxes                     (3,007,928)         (1,070,901)
Liab. For Deriv. Financial Instrumen       2,588,870             642,690
Miscellaneous Deferred Credits             1,057,963           1,632,105
                                         -----------         -----------
                                             638,905           1,203,894
                                         -----------         -----------

Stockholder's Equity:
  Common Stock                                10,000              10,000
  Capital Paid in Excess of Par            3,490,000           3,490,000
  Retained Earnings                        3,201,368          10,970,846
                                         -----------         -----------
Total Equity                               6,701,368          14,470,846
                                         -----------         -----------

                                         $60,899,825         $30,348,091
                                         ===========         ===========